UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2013

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10900 NE 8th Street, Suite 800
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2013, Blucora, Inc. ("Blucora") and its subsidiary InfoSpace LLC entered into an amendment to the employment agreement with Michael Glover in connection with Mr. Glover's promotion to President of InfoSpace. "Mike has been a highly valued member of the InfoSpace executive team for many years," commented William Ruckelshaus, Blucora's President and CEO, "and we are excited about his future contributions as he takes on the role of President and assumes broader responsibilities." Mr. Glover's previous agreement, which was disclosed in a Current Report on Form 8-K filed on March 18, 2013, will remain in effect, but Mr. Glover's compensation will be amended as follows: his salary will be $285,000, his target bonus percentage will be 60%, and he will receive an additional grant of 15,000 options for the purchase of Blucora's common stock.

The above description is only a summary of the material terms, does not purport to be a complete description of the amendment to Mr. Glover's employment agreement, and is qualified in its entirety by reference to the amendment to Mr. Glover's employment agreement, a copy of which will be attached as an exhibit to Blucora's Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: April 12, 2013	By:	/s/ Eric Emans
Eric Emans
Chief Financial Officer